UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Furmanite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For more information, contact:
Investor Relations
(713) 634-7775
Email: investor@furmanite.com

FURMANITE CORPORATION URGES STOCKHOLDERS TO VOTE “FOR ALL” FURMANITE DIRECTOR NOMINEES ON THE GOLD PROXY CARD

HOUSTON, TEXAS (April 22, 2015) – Furmanite Corporation (NYSE: FRM) today reminded stockholders to vote in advance of the Company’s upcoming Annual Meeting of Stockholders on April 24, 2015.

Furmanite stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. As the Annual Meeting date is rapidly approaching, the Furmanite Board strongly urges stockholders to protect the value of their investment in Furmanite by voting on the GOLD proxy card “FOR” ALL of Furmanite’s experienced and highly qualified director nominees: Sangwoo “Bill” Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

THE FURMANITE BOARD IS COMMITTED TO ADDING A NEW, INDEPENDENT DIRECTOR WITH STRONG INDUSTRY EXPERIENCE

Based on shareholder feedback, your Board and management have recently taken additional action to enhance corporate governance at Furmanite. On April 20, 2015, Furmanite announced that we would be promptly initiating a Board candidate evaluation process with the assistance of a leading national search firm, to seek to add to the Board a highly qualified and independent director with deep industry experience relevant to Furmanite’s business. The Furmanite Board believes a new, independent director with significant industry experience would complement the current Board, while bringing fresh perspective. We believe our search will lead to a director that will immediately contribute to the advancement of our strategy and support long-term value creation.

THE FURMANITE BOARD HAS TAKEN ACTION TO FURTHER ALIGN WITH
SHAREHOLDER INTERESTS

The Board and named executive officers have committed that they will address in the second quarter of 2015 certain components of their change in control agreements, including, but not limited to, the excise tax gross-up and single trigger provisions. We believe these changes will better align with current best practices and demonstrate Furmanite’s responsiveness to shareholder feedback.

THE FURMANITE BOARD HAS CREATED SIGNIFICANT VALUE FOR SHAREHOLDERS

The Furmanite Board of Directors and management team have taken – and will continue to take – appropriate steps to further drive high performance and profitable growth across our global organization. These actions, in accordance with our stated strategy, have delivered consistent growth and profitability, including:

•	Increasing revenues from $276 million in 2009 to $529 million in 2014;

•	Generating operating income growth from $1.5 million in 2009 to $20.7 million in 2014; and

•	Growing Furmanite’s market capitalization from $140 million in 2009 to $295 million in 2014.

We are confident Furmanite has the right strategy and team to successfully execute its plan. The Furmanite Board is actively engaged in the oversight of the Company’s strategy and is committed to delivering superior results while serving the best interests of all Furmanite stakeholders.

DO NOT RISK YOUR INVESTMENT

WE BELIEVE A VOTE FOR MUSTANG IS A VOTE FOR UNCERTAINTY

We caution shareholders against giving Mustang control of the Board and direct influence on the strategic direction of the Company. Mustang has a track record which exposes them as a “short-term focused trader” of Furmanite stock and underscores their interest in short-term gains over long-term value. Mustang and its nominees have executed 140 trades of FRM shares, 79 of which were sales, in the past two years. Mustang claims to want to drive change for long-term value, but its trading activity demonstrates otherwise.

Importantly, if successful, Mustang will continue to own less than 5% of Furmanite outstanding shares, while gaining control of 80% of your Board. We believe Mustang’s control would derail our significant strategic progress and have a detrimental impact on long-term shareholder value.

VOTE FOR ALL OF THE FURMANITE DIRECTOR NOMINEES ON THE GOLD PROXY CARD

We believe Furmanite shareholders can protect the value of their investment by voting “FOR” the election of your Board’s experienced and highly qualified director nominees: Sangwoo (“Bill”) Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

Your vote is extremely important, no matter how many or how few shares you own. As the Annual Meeting date is quickly approaching, we urge you to vote TODAY by telephone, online, or by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided. Please do NOT return or otherwise vote any white proxy card sent to you by Mustang. If you have previously submitted a white proxy card sent to you by Mustang, your Board urges you to revoke that proxy and vote for your Board’s nominees by signing and dating the enclosed GOLD proxy card today. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, toll free at (800) 322-2885 or by email at Furmanite@mackenziepartners.com.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Furmanite@mackenziepartners.com
Call Collect: (212) 929-5500
Or
Toll-Free (800) 322-2885

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are

located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

IMPORTANT INFORMATION

In connection with its 2015 Annual Meeting of Stockholders, Furmanite Corporation has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF FURMANITE ARE URGED TO READ THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of Furmanite’s definitive proxy statement and any other documents filed by Furmanite in connection with the 2015 Annual Meeting at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement are also available in the “Investors” section of the Company’s website at www.furmanite.com. Furmanite and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2015 Annual Meeting. Detailed information regarding the names, affiliations and interests of Furmanite’s directors and executive officers is available in the definitive proxy statement for the 2015 Annual Meeting, which was filed with the SEC on March 16, 2015.

Certain of the Company’s statements in this document are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, the Company’s ability to achieve its targeted future performance and revenue levels, the Company’s ability to achieve planned cost savings, and other risks and uncertainties detailed most recently in the Company’s Form 10-K as of December 31, 2014 filed with the SEC. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this document are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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